    As filed with the Securities and Exchange Commission on March 23, 1998.


                                                      REGISTRATION  NO. 33-62947
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                       POST-EFFECTIVE AMENDMENT NO. 1 TO
                                    FORM S-3

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                         GUNDLE/SLT ENVIRONMENTAL, INC.
           (Exact name of registrant as specified in its charter)


         DELAWARE                                               22-2731074
 (State or other jurisdiction                                (I.R.S. Employer
of incorporation or organization)                         Identification Number)

                               19103 GUNDLE ROAD
                              HOUSTON, TEXAS 77073
                                 (281) 443-8564
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                 ROGER J. KLATT
                               19103 GUNDLE ROAD
                              HOUSTON, TEXAS 77073
                                 (281) 443-8564
              (Name and address, including zip code, and telephone
               number, including area code, of agent for service)


                                With copies to:
                            PORTER & HEDGES, L.L.P.
                           700 LOUISIANA, 35TH FLOOR
                           HOUSTON, TEXAS 77002-2764
                            ATTN:  T. WILLIAM PORTER
                                 (713) 226-0600

      Approximate date of commencement of proposed sale to the public: As soon as practicable after the Registration Statement became effective.

      If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

      If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with a dividend or interest reinvestment plan, please check the following box.[x]

      If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ______________

      If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ______________

      If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

DEREGISTRATION OF UNSOLD SHARES OF COMMON STOCK

      Pursuant to its Registration Statement on Form S-3 (No. 33-62947), Gundle/SLT Environmental, Inc., a Delaware corporation (the "Company"), registered 146,000 shares of its common stock, par value $.01 per share (the "Common Stock"). As of March 5, 1998, 69,300 shares of Common Stock had been sold pursuant to the Registration Statement.

      The Company hereby deregisters the remaining 76,700 shares of Common Stock registered thereby.









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
                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on March 8, 1998.



                                        GUNDLE/SLT ENVIRONMENTAL, INC.



                                        By: /s/ Roger J. Klatt
                                           ------------------------------------
                                            Roger J. Klatt
                                            Senior Vice President, Chief
                                            Financial Officer and Treasurer


         Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities indicated on March 8, 1998.



                   SIGNATURE                                       TITLE
                   ---------                                       -----


              /s/ SAMIR T. BADAWI              Director, Chairman of the Board of Directors
  ------------------------------------------
                Samir T. Badawi



              /s/ WILLIAM P. REID             Director, President and Chief Executive Officer
  ------------------------------------------           (Principal Executive Officer)
                William P. Reid


              /s/ JAMES R. BURKE                                 Director
  ------------------------------------------
                James R. Burke


              /s/ ROGER J. KLATT              Senior Vice President, Chief Financial Officer
  ------------------------------------------                   and Treasurer
                Roger J. Klatt                 (Principal Financial and Accounting Officer)


                                                                 Director
  ------------------------------------------
               Ahmed Y. Khalawi





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

                                SIGNATURE                                      TITLE
                                ---------                                      -----

                          /s/ T. WILLIAM PORTER                              Director
               ------------------------------------------
                            T. William Porter




                             /s/ HUGH L. RICE
               ------------------------------------------                    Director
                               Hugh L. Rice




               ------------------------------------------                    Director
                              Brian D. Young




               ------------------------------------------                    Director
                             Edward T. Sheehan




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